UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 10, 2012, the board of directors (the “Board”) of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), approved the expansion of the size of the Board from seven to eight members.  Also effective October 10, 2012, the Board elected Mr. Joseph M. Fortunato, Chairman, President and Chief Executive Officer of General Nutrition Centers, Inc., to fill the vacancy created by the increase in the size of the Board as a Class III director, with a term expiring at the annual meeting of the stockholders of the Company held in 2014.  Mr. Fortunato will also serve on the audit committee of the Board.  As an independent director, Mr. Fortunato is eligible to receive annual compensation in the amount of $40,000, paid quarterly, as well as an additional annual payment of $5,000 for his service as a member of the audit committee.  In accordance with the Company’s Independent Director Compensation Policy, Mr. Fortunato is also eligible for a one-time grant of shares of restricted stock of the Company with an aggregate value of $40,000, which will vest in full on the first anniversary of the date of grant.  The grant of shares of restricted stock is expected to be made at the beginning of the Company’s next fiscal year.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Fortunato, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director.  The indemnification agreement also provides for an advancement of expenses incurred by Mr. Fortunato in connection with any proceeding relating to his status as a director.  The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Registration No. 333-174830), and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Fortunato and any other person pursuant to which Mr. Fortunato was selected as a director.  Other than as described above, there are no transactions involving Mr. Fortunato requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

Item 7.01                     Regulation FD Disclosure.

On October 10, 2012, the Company issued a press release announcing the closing of the public offering of 5,435,684 shares of common stock by certain of its stockholders named in the registration statement filed with the SEC and the election of Mr. Fortunato to the Board.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.  The foregoing description is qualified by reference in its entirety to such exhibit.

This report on Form 8-K and the press release furnished as Exhibit 99.1 is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                     Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated October 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: October 10, 2012	By:	/s/ James R. Black
James R. Black
Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated October 10, 2012.